Exhibit 99.1

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank abaker@mvbbanking.com
(844) 682-2265
INVESTOR RELATIONS
Marcie Lipscomb mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Announces Executive Transition

Appointment of Michael R. Sumbs as CFO; Appointment of Jonathan T. Logan as Chief Accounting Officer

Current CEO Larry F. Mazza to Reassume Role of President

Departure of Donald T. Robinson

FAIRMONT, W. Va., July 11, 2025 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB” or the “Company”), today announced that, effective July 14, 2025, the Company and its wholly-owned subsidiary, MVB Bank (the “Bank”), have mutually agreed with Donald T. Robinson to a transition plan under which Mr. Robinson will depart from his position as President and Chief Financial Officer of the Company and of MVB Bank to enable him to pursue other opportunities.

“After 15 incredibly rewarding years at MVB, including the last several years as President, I’ve made the personal decision to step away from MVB and my leadership responsibilities,” said Mr. Robinson.

Upon Mr. Robinson’s transition, Larry F. Mazza, the Company’s current Chief Executive Officer will reassume the role of President in addition to his duties as CEO. The Company and the Bank have appointed Michael R. Sumbs to serve as Executive Vice President and Chief Financial Officer and Jonathan T. Logan as Chief Accounting Officer. Mr. Robinson will be available throughout the next year to provide continued consulting and support to MVB during this transition.

“We wish Don well in his next chapter and sincerely thank him for all his contributions to MVB over the years as well as his trusted partnership,” said Larry F. Mazza, Chief Executive Officer. “We are pleased to welcome Mike to Team MVB. During his time at Raymond James, Mike has been a strong partner to MVB. His extensive investment banking and capital markets experience, as well as knowledge of the banking and Fintech sectors, will position us well as we focus on growth, profitability and enhancing shareholder value. The addition of Jonathan as Chief Accounting Officer will also help to support our ongoing growth and strengthen our financial organization.”

Mr. Sumbs joins the Company from Raymond James & Associates, Inc., where he has worked since 2017, most recently serving as a Director in the financial services practice. Prior to his role at Raymond James, Mr. Sumbs worked in the financial services investment banking group at Macquarie Capital and in a Strategy & Corporate Development role for Yadkin Financial Corporation (acquired by F.N.B. Corporation). Mr. Sumbs started his career at Keefe, Bruyette & Woods, Inc. and has over 15 years of experience working with and for financial institutions. Mr. Sumbs received a B.S. in Business Administration from the University of Richmond and an MBA from The Fuqua School of Business at Duke University.

“I am honored to join MVB as CFO and to work alongside such a talented team,” said Mr. Sumbs. “I am excited about the opportunities ahead and look forward to contributing to MVB’s continued success and delivering value to our clients, partners and shareholders.”

Mr. Logan joins the Company from William Penn Bank, where he worked since 2020 as Executive Vice President and Chief Financial Officer, where he oversaw all financial, accounting and regulatory matters. He previously served in a corporate controller capacity with Beneficial Bank (acquired by WSFS Financial). Mr. Logan is a Certified Public Accountant and received a B.S. in accounting from Susquehanna University.

“I am pleased to join Team MVB as CAO and work with Mike to contribute to MVB’s continued success and growth,” said Mr. Logan.

Mr. Robinson’s transition out of the CFO and President roles and Messrs. Mazza’s, Sumbs’ and Logan’s respective appointments will be effective July 14, 2025.

“I have full confidence in Mike as the incoming CFO and Jonathan as CAO, and I remain committed to supporting a successful transition over the next year and ensuring MVB continues to thrive,” said Mr. Robinson.

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About MVB Financial Corp.

MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-Looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,”, “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto, changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; changes in deposit classifications, operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.